Exhibit 99.1

[Letterhead of The PMI Group, Inc.]

October 29, 2008

Mr. Steven Tynan
Chairman of the Board
RAM Holdings Ltd.
RAM Reinsurance Company Ltd.

Dear Steve:

Due to my retirement, I hereby resign from the Boards of Directors of RAM Holdings Ltd. and RAM Reinsurance Company Ltd. effective October 31, 2008.

Thank you for the opportunity to be of service in such capacity.

Very truly yours,

/s/ Bradley M. Shuster

Bradley M. Shuster

cc:	Vernon Endo L. Stephen Smith Andrew Cameron